Exhibit 99.1

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction and Basis of Presentation

As previously disclosed, certain wholly owned subsidiaries of the Company (each, a “Beacon Sublessor”) entered into five sublease agreements, in or around October 2014, pursuant to which those subsidiaries shall lease four skilled nursing facilities and one assisted living facility located in Ohio (collectively, the “Beacon Facilities”) to certain affiliates of Beacon Health Management, LLC (each, a “Beacon Sublessee”) who will take over operations of the Beacon Facilities. On August 1, 2015, the Beacon Sublessors and the Beacon Sublessees entered into new sublease agreements that replaced the existing sublease agreements entered into in or around October 2014. Each of these new sublease agreements became effective on August 1, 2015 and the operations of the Beacon Facilities were transferred to the Beacon Sublessees. The Beacon Facilities constitute the following five properties:

•	Covington Care Center, a 94-bed skilled nursing facility located in Covington, Ohio.

•	Eaglewood Village, an 80-unit assisted living facility located in Springfield, Ohio.

•	Hearth and Care of Greenfield, a 50-bed skilled nursing facility located in Greenfield, Ohio.

•	The Pavilion Care Center, a 50-bed skilled nursing facility located in Sidney, Ohio.

•	Woodland Manor, a 99-bed skilled nursing facility located in Springfield, Ohio.

The sublease agreements pertaining to the Beacon Facilities are in addition to several other sublease agreements which became effective on April 1, 2015, May 1, 2015, June 1, 2015, and July 1, 2015. See the Company’s Current Reports on Form 8-K filed on April 7, 2015, May 6, 2015, June 5, 2015, and July 7, 2015, respectively, for a description of these other sublease agreements. On a cumulative basis, the Company has entered into 24 sublease agreements (the "Cumulative Subleases") which are currently effective and under which operations of the applicable facilities have been transferred to third-party operators.
Beacon Facilities Sublease Agreements

The terms of the sublease agreements for Eaglewood Village, Hearth and Care of Greenfield, the Pavilion Care Center, and Woodland Manor (collectively, the “EHPW Facilities”) are materially identical and vary slightly from the terms of the sublease agreement for the Covington Care Center. Each of the five sublease agreements is structured as triple net lease wherein each Beacon Sublessee is responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. The initial lease term for each of the EHPW Facilities is ten years with a five-year renewal option, and the initial lease term for the Covington Care Center is approximately four years with no renewal option. The aggregate annual base rent under the sublease agreements for the EHPW Facilities in the first year is $2.2 million and it will escalate at 2.5% each year through the initial term. The annual base rent for the Covington Care Center in the first lease year is approximately $0.8 million and it will escalate at an annual rate of $12,000 through the initial term. To establish a fair market base rent under each of the sublease agreements for the EHPW Facilities during any renewal term, the base rent shall be reset and expressed as an annual amount equal to the greater of (i) the fair market rental value of the leased facility as established pursuant to a prescribed formula; or (ii) 102.5% of the base rent due for the immediately preceding lease year. In addition to base rent, the sublease agreements for the EHPW Facilities provides that the sublessees thereunder shall collectively pay to the applicable Beacon Sublessors special rent during the initial term in the amount of $109,632 per year, payable in advance in twelve equal monthly installments on or before the first day of each month (except for the first special rent payment, which shall be subtracted from the lease inducement fee described below). All five of the sublease agreements for the Beacon Facilities are cross-defaulted. Furthermore, the security deposit for any of the Beacon Facilities may be applied to the payment of any default under any one of the sublease agreements (or any other agreement cross-defaulted with the Beacon Facilities’ sublease agreements). In connection with entering into the sublease agreements for the Beacon Facilities, each Beacon Sublessor and Beacon Sublessee also entered into an operations transfer agreement with respect to the applicable facility, each containing customary terms and conditions relating to the transfer of operations thereof.
On August 1, 2015, the Company entered into a Lease Inducement Fee Agreement with certain affiliates of Beacon Health Management, LLC, pursuant to which the Company paid to certain affiliates of Beacon Health Management, LLC a fee of $0.6 million as a lease inducement for the Beacon Sublessees to enter into the sublease agreements described above and to commence such subleases and transfer operations thereunder. The inducement fee was paid net of certain other fees and costs owed by the affiliates of Beacon Health Management, LLC to the Beacon Sublessors, including the first month of base rent for all of the Beacon Facilities and the first month of special rent pertaining to the EHPW Facilities.
In addition to the sublease arrangements described above, affiliates of the Company also sublease to affiliates of Beacon Health Management, LLC two facilities, one located in Lumber City, Georgia ("Lumber City"), and the other located in Dublin, Georgia ("Southland"). As previously reported, on October 22, 2014, two wholly-owned subsidiaries of the Company (the “Lumber City Sublessor” and the "Southland Sublessor") entered into separate sublease agreements pursuant to which Lumber City Sublessor and Southland Sublessor each now leases one skilled nursing facility to affiliates of Beacon Health Management, LLC (the "Lumber City Sublessee" and the "Southland Sublessee"). The leases commenced on November 1, 2014, on which date the Lumber City Sublessee and Southland Sublessee each received all licenses and other approvals from the State of Georgia to operate such facilities. The annual rent under the Southland sublease agreement in the first year is approximately $0.9 million, and the annual rent will escalate at $12,000 annually through the lease term. The initial term of the Southland sublease agreement is ten years with a five year renewal option. The Lumber City facility is currently leased by Lumber City Sublessor, as tenant, pursuant to the Prime Lease with William M. Foster ("Prime Lease"), as landlord. The annual rent under the Lumber City sublease agreement in the first year is approximately $0.8 million, and the annual rent will escalate at $12,000 annually through the lease term. The initial term of the Lumber City sublease agreement will expire on July 31, 2020, coterminous with the Prime Lease. The sublease agreements are structured as triple net leases wherein the Lumber City Sublessee and Southland Sublessee are responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of each sublease. In connection with the sublease agreements, the current licensed operators (wholly-owned subsidiaries of Lumber City Sublessor and Southland Sublessor) and the Lumber City Sublessee and Southland Sublessee also entered into an operations transfer agreement with respect to the applicable facility, containing customary terms and conditions relating to the transfer of operations of skilled nursing facilities.

Pro Forma Financials

The unaudited pro forma balance sheet as of March 31, 2015 is based on the historical balance sheet of the Company as of March 31, 2015 after giving effect to the commencement of the Cumulative Subleases as of such date. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 are based on the historical statement of operations of the Company for the three months ending March 31, 2015 and for the year ending December 31, 2014, respectively, giving effect to the commencement of the Cumulative Subleases as of January 1, 2014.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments set forth in the notes thereto. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma consolidated financial statements were directly attributable to the commencement of the Cumulative Subleases, based upon available information and assumptions, which we consider to be reasonable, and made solely for purposes of developing such unaudited pro forma financial information in compliance with the disclosure requirements of the SEC. The unaudited pro forma consolidated financial information is presented for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Cumulative Subleases commenced on the dates indicated.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company's 2014 Annual Report on Form 10-K, filed on March 31, 2015, the Company's Current Report on Form 8-K, filed on April 7, 2015, the Company's Current Report on Form 8-K, filed on May 6, 2015, the Company's 1st Quarter 2015 Periodic Report on Form 10-Q, filed on May 14, 2015, the Company's Current Report on Form 8-K, filed on June 5, 2015, and the Company's Current Report on Form 8-K, filed on July 7, 2015.

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2015
(Amounts in thousands)

	Unaudited	Pro Forma Adjustments		Pro Forma
	March 31, 2015	(1) (2) (3) (4)		March 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$10,680	$(2,322)	(1) (2) (3) (4)	$8,358
Restricted cash and investments	3,303	—		3,303
Accounts receivable, net	23,879	—		23,879
Prepaid expenses and other	2,650	161	(2)	2,811
Deferred tax asset	569	—		569
Assets of disposal group held for sale	7,231	—		7,231
Assets of variable interest entity held for sale	5,954	—		5,954
Total current assets	54,266	(2,161)		52,105

Restricted cash and investments	4,769	—		4,769
Property and equipment, net	132,994	110	(4)	133,104
Intangible assets, net	6,391	—		6,391
Goodwill	4,224	—		4,224
Deferred loan costs, net	3,597	—		3,597
Other assets	2,212	2,439	(2)	4,651
Total assets	$208,453	$388		$208,841

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$17,602	$—		$17,602
Accounts payable and accrued expenses	34,038	(797)	(3)	33,241
Liabilities of disposal group held for sale	6,180	—		6,180
Liabilities of variable interest entity held for sale	5,958	—		5,958
Total current liabilities	63,778	(797)		62,981

Notes payable and other debt	122,031	—		122,031
Other liabilities and security deposits	2,262	1,233	(1)	3,495
Deferred tax liability	605	—		605
Total liabilities	188,676	436		189,112

Preferred stock	20,392	—		20,392
Stockholders' equity:
Common stock and additional paid-in-capital	63,787	—		63,787
Accumulated deficit	(61,732)	(48)	(4)	(61,780)
Total stockholders' equity	2,055	(48)		2,007
Noncontrolling interest in subsidiary	(2,670)	—		(2,670)
Total equity	(615)	(48)		(663)
Total liabilities and equity	$208,453	$388		$208,841

Notes:
(1)     Security deposits from tenants related to certain subleased entities in accordance with the lease agreements
(2)    Lease inducement payments made to lessees
(3)    Cash paid for vacation accrual reduction due to transfer of employees to lessees
(4)    Payments made for capital expenditures and repairs & maintenance

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2015
(Amounts in thousands, except per share data)

	Unaudited	Adjustments				Pro Forma
	Three Months Ended					Three Months Ended
	March 31, 2015	(1) (2) (3)		(4) (5)		March 31, 2015

Revenues:
Patient care revenues	$46,145	$(33,939)	(1)	$—		$12,206
Management revenues	218	—		—		218
Rental revenues	1,340	—		4,487	(4)	5,827
Total revenues	47,703	(33,939)		4,487		18,251

Expenses:
Cost of services	41,221	(29,906)	(1)	—		11,315
General and administrative expenses	3,170	(1,150)	(2)	—		2,020
Facility rent expense	1,931	—		—		1,931
Depreciation and amortization	1,706	—		—		1,706
Total expenses	48,028	(31,056)		—		16,972
Income (Loss) from Operations	(325)	(2,883)		4,487		1,279

Other Income (Expense):
Interest expense, net	(2,537)	39	(3)	80	(5)	(2,418)
Loss on extinguishment of debt	(680)	—		—		(680)
Other expense	(280)	—		—		(280)
Total other expense, net	(3,497)	39		80		(3,378)

Loss from Continuing Operations Before Income Taxes	(3,822)	(2,844)		4,567		(2,099)
Income tax expense	(20)	—		—		(20)
Loss from Continuing Operations	$(3,842)	$(2,844)		$4,567		$(2,119)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Basic:
Continuing Operations	$(0.22)					$(0.13)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Diluted:
Continuing Operations	$(0.22)					$(0.13)

Weighted Average Shares Outstanding:
Basic	19,218					19,218
Diluted	19,218					19,218

Notes:
(1)     Eliminate results of operations for the Cumulative Subleases
(2)    Eliminate management's estimated general and administrative expense related to the Cumulative Subleases

(3)	Eliminate interest expense related to lines of credit collateralized by accounts receivable related to two of the Cumulative Sublease entities
(4)     Straight line rental revenue resulting from the Cumulative Subleases
(5)    Imputed interest payments on special rent payments

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(Amounts in thousands, except per share data)

	Audited	Adjustments				Pro Forma
	For the Year Ended					For the Year Ended
	December 31, 2014	(1) (2) (3)		(4) (5)		December 31, 2014

Revenues:
Patient care revenues	$189,989	$(140,171)	(1)	$—		$49,818
Management revenues	1,493	—		—		1,493
Rental revenues	1,832	—		17,947	(4)	19,779
Total revenues	193,314	(140,171)		17,947		71,090

Expenses:
Cost of services	159,434	(116,786)	(1)	—		42,648
General and administrative expenses	15,541	(4,878)	(2)	—		10,663
Facility rent expense	7,080	—		—		7,080
Depreciation and amortization	7,300	—		—		7,300
Salary retirement and continuation costs	2,636	—		—		2,636
Total expenses	191,991	(121,664)		—		70,327
Income (Loss) from Operations	1,323	(18,507)		17,947		763

Other Income (Expense):
Interest expense, net	(10,780)	145	(3)	302	(5)	(10,333)
Acquisition costs, net of gains	(8)	—		—		(8)
Loss on extinguishment of debt	(1,803)	—		—		(1,803)
Loss on legal settlement	(600)	—		—		(600)
Loss on disposal of assets	(7)	—		—		(7)
Other expense	(888)	—		—		(888)
Total other expense, net	(14,086)	145		302		(13,639)

Loss from Continuing Operations Before Income Taxes	(12,763)	(18,362)		18,249		(12,876)
Income tax expense	(132)	—		—		(132)
Loss from Continuing Operations	$(12,895)	$(18,362)		$18,249		$(13,008)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Basic:
Continuing Operations	$(0.82)					$(0.82)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Diluted:
Continuing Operations	$(0.82)					$(0.82)

Weighted Average Shares Outstanding:
Basic	17,930					17,930
Diluted	17,930					17,930
Notes:
(1)     Eliminate results of operations for the Cumulative Subleases
(2)    Eliminate management's estimated general and administrative expense related to the Cumulative Subleases
(3)     Eliminate interest expense related to lines of credit collateralized by accounts receivable related to two of the Cumulative Sublease entities
(4)     Straight line rental revenue resulting from the Cumulative Subleases
(5)    Imputed interest payments on special rent payments